UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2018

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

888-798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2018, ShiftPixy, Inc. (the “Company”), and certain institutional investors (the “Investors”) entered into Settlement Agreements, which resolve all disputes between the Company and the Investors relating to technical defaults by the Company in failing to meet deadlines set forth in agreements between the Company and the Investors for filing a registration statement and for having the registration statement declared effective by the Securities and Exchange Commission. The registration statement on Form S-3 was filed by the Company on October 1, 2018, for the purpose of registering shares payable to the Investors under 8% senior secured convertible notes, due September 4, 2019 (the “Notes”). The Company presented a defense that the delays in filing the registration statement were solely attributable to matters outside the reasonable control of the Company. The mandatory default amount specified in the Notes was calculated to be approximately $3.50 million.

Under the terms of the Settlement Agreement, the Company will increase the principal amount of the Notes payable to the Investors by $888,888 in full settlement of the previously accrued $3.50 million default amount thereby decreasing the total liabilities reported on the Company’s August 31, 2018, balance sheet by $2.61 million.

In addition, the Settlement Agreement provides that within five (5) trading days of the date of the Settlement Agreement, the Company must file a registration statement on Form S-3 to register an additional 711,111 shares underlying the additional Principal Amount on the new Notes for resale on terms consistent with the prior S-3 filing. In the event that Shares are not registered on an effective registration statement by the 90th day from the date of the Settlement Agreement, the Company must, within one (1) business day thereafter, pay to the each $50,000 in liquidated damages.

The form of the Note and Settlement Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summary of the terms of the Note and Settlement Agreement are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Secured Convertible Note *
10.1	Form of Settlement Agreement *

______

* Filed herewith

* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: December 21, 2018	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Secured Convertible Note
10.1	Form of Settlement Agreement

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